Exhibit 10.16

FIRST AMENDMENT TO

SHARE REPURCHASE AND PREFERENCE SHARE SALE AGREEMENT

This Amendment, dated as of September 11, 2012 (this “Amendment”), to the Share Repurchase and Preference Share Sale Agreement, dated as of May 20, 2012 (as amended, modified or supplemented from time to time in accordance with its terms, the “Agreement”), is by and among Alibaba Group Holding Limited (“AGH” or “Purchaser”), Yahoo! Inc. (“Yahoo!”) and Yahoo! Hong Kong Holdings Limited (“YHK”, and each of Yahoo! and YHK, a “Seller”, and together, the “Sellers”).

WHEREAS, pursuant to the Agreement prior to this Amendment, the Repurchase Price is to be determined, in part, with reference to the Resale Per Share Price, and the Resale Per Share Price is to be determined, in part, with reference to the per share value, as calculated in accordance with the Agreed Formula and Adjustment, of any Equity Interests (other than Shares) sold by Purchaser as part of the financing of the Initial Repurchase;

WHEREAS, the Series A Convertible Preference Shares to be sold by Purchaser as part of the financing for the Initial Repurchase (which preference shares are Equity Interests) contain certain features or provisions that were not contemplated at the time the Agreement was executed and are not contemplated by the Agreed Formula for determining the per share value of Equity Interests contained in the Agreement;

WHEREAS, the calculation of the Repurchase Price pursuant to the Agreement as in effect prior to this Amendment would have resulted in a Repurchase Price equal to or lower than the Repurchase Price provided for in Section 4(b) of this Amendment;

WHEREAS, the parties hereto desire that the Repurchase Price be based solely on the price at which Shares are sold in the Qualified Resale, and without reference to the per share value of any other Equity Interests sold by Purchaser as part of the financing of the Initial Repurchase;

WHEREAS, the parties hereto wish to make certain other, unrelated amendments to the Agreement at this time; and

WHEREAS, Section 7.7 of the Agreement provides that the Parties may amend the Agreement by means of this written Amendment, signed by the Parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Defined Terms: Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

2. Section 2.11 is hereby amended to change its numbering to Section 2.12. The following language is hereby inserted as the new Section 2.11:

“Resale Per Share Price; Repurchase Price. As of the Initial Repurchase Closing Date, the Purchaser represents and warrants to Sellers (a) that the per share price at which Purchaser has sold or will sell Shares in the Qualified Resale is or will be US$15.50 and (b) that the calculation of the Repurchase Price pursuant to the Agreement as in effect prior to the First Amendment to Share Repurchase and Preference Share Sale Agreement, by and among the Parties, dated on or about the Initial Repurchase Closing Date (the “First Amendment”) would have resulted in a Repurchase Price equal to or less than US$13.5414. The Purchaser has provided Sellers with an opportunity to review (in person at the offices of Purchaser’s U.S. counsel), but not make copies of or retain, the equity financing documents relevant to determining the price and terms on which Purchaser has sold (or will be selling concurrent with the Initial Repurchase Closing) Equity Interests as part of the Qualified Resale or as part of financing the Initial Repurchase (including any Replacement Equity Financing).”

3. Section 4.6 is hereby amended by deleting the phrase “and provide Yahoo! with an opportunity to review (in person at the offices of Purchaser’s U.S. counsel), but not to make copies of or retain, the equity financing documents relevant to calculating the Repurchase Price” from the second sentence thereof, such that such sentence shall now read in its entirety as follows: “No later than five Business Days prior to the Initial Repurchase Closing Date, Purchaser shall deliver to Yahoo! the Financing Certificate.”

4. Amendment to Section 2.10.

(a) Section 2.10 is hereby amended by deleting the words “and the calculation of the Repurchase Price” therefrom, such that such section shall now read as follows:

“Financing Certificate. As of the date of the delivery of the Financing Certificate to Sellers pursuant to Section 4.6 and the Initial Repurchase Closing Date, the information included in and attached to the Financing Certificate, including the Cash Financing Amount and the number of Repurchased Shares as of the expected Initial Repurchase Closing Date, is true and complete in all material respects.”

5. Amendment to Section 7.16.

(a) The definition of “Applicable Discount” is hereby amended and replaced in its entirety with the following:

“‘Applicable Discount’ means, as applicable, (a) with respect to the Initial Repurchase, the Resale Per Share Price multiplied by 12.636% or (b) with respect to any Replacement Equity Financing, (i) the Resale Per Share Price multiplied by 12.5%, if the Resale Per Share Price is equal to or less than US$15.43; (ii) the Resale Per Share Price multiplied by 20%, if the Resale Per Share Price is equal to or greater than US$19.29; and (iii) if the Resale Per Share Price is greater than US$15.43 but less than US$19.29, the Resale Per Share Price multiplied by the sum of (1) and (2), where (1) is 12.5% and (2) is the product of (x) and (y), where (x) is 7.5% and (y) is a fraction, the numerator of which is the Resale Per Share Price minus $15.43 and the denominator of which is $3.86.”

(b) The definition of “Repurchase Price” is hereby amended and replaced in its entirety with the following:

“‘Repurchase Price’ means US$13.5414.”

(c) The definition of “Resale Per Share Price” is hereby amended and replaced in its entirety with the following:

“‘Resale Per Share Price’ means the per share price at which Purchaser sells Shares in the Qualified Resale.”

(d) The definition of “Qualified Resale Deemed Number of Shares” is hereby amended and replaced in its entirety with the following:

“‘Qualified Resale Deemed Number of Shares’ means the sum of (A) the number of Shares sold in the Qualified Resale and (B) the Attributable Number of Shares sold by Purchaser as a part of the financing of the Initial Repurchase.”

6. Amendment to Section 4.6.

(a) Section 4.6(c) is hereby amended by inserting the following sentence at the end thereof:

“The foregoing notwithstanding, Purchaser shall be permitted to sell Equity Interests (other than Shares) to Yunfeng Fund, L.P. or an affiliate fund thereof as part of the financing of the Initial Repurchase, in an amount not to exceed US$150 million.”

7. Amendment to Exhibit D.

(a) The form of Registration Rights Agreement attached to the Agreement as Exhibit D is hereby amended by amending Section 10.1 by inserting the words “for Yahoo, SB and the Management Members” before the words “in the case of an Initial Public Offering, for up to one (1) year . . .”, such that such section shall now read as follows:

“10.1 In the case of any underwritten offering initiated by the Company (a “Company Initiated Marketed Offering”), to the extent that the Company and the Management Members (the “Lockup Parties”) enter into the same or more restrictive agreements and are subject to the same restrictions as set forth in this Section 10.1, each Holder (whether or not such Holder seeks to or does include Shares in such offering) hereby agrees that it shall not, to the extent requested by the Company or the joint global coordinators or the underwriters of the underwritten offering, sell or otherwise transfer or dispose of any Registrable Securities (other than to donees or partners of the Holder who agree to be similarly bound) for up to one hundred eighty (180) days from the listing date in respect of the underwritten offering (or, for Yahoo, SB and the Management Members in the case of an Initial Public Offering, for up to one (1) year from the listing date in respect of the underwritten offering); provided, however, that upon any waiver of such obligations of any Lockup Party or any five percent (5%) Shareholder by all parties entitled to enforce such obligations, all Holders will be automatically released from all such waived obligations. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters the extent necessary to give further effect to this Section 10.1.”

8. Amendment to Exhibit I.

(a) The Financing Certificate attached to the Agreement as Exhibit I is hereby amended and replaced in its entirety with Annex A, attached hereto.

9. Effect of Amendment; Miscellaneous.

(a) Except as otherwise expressly provided herein, the parties make no other amendment, alteration or modification of the Agreement nor do they, nor does any of them, by executing this Amendment, waive any provision of the Agreement or any right that they or it may have thereunder. Except as expressly set forth herein, the Agreement shall otherwise remain in full force and effect.

(b) Miscellaneous. Sections 7.1 through 7.15 of the Agreement are hereby incorporated by reference, mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first written above.

ALIBABA GROUP HOLDING LIMITED

By:	/s/ Joseph C. Tsai
Name:	Joseph C. Tsai
Title:	Chief Financial Officer

YAHOO! INC.

By:	/s/ Timothy R. Morse
Name:	Timothy R. Morse
Title:	Executive Vice President and Chief Financial Officer

YAHOO! HONG KONG HOLDINGS LIMITED

By:	/s/ Stephen Man
Name:	Stephen Man
Title:	Director

[Signature Page to First Amendment to Share Repurchase Agreement]

Annex A

EXHIBIT I – FORM OF FINANCING CERTIFICATE

ALIBABA GROUP HOLDING LIMITED

FINANCING CERTIFICATE

[—], 201[—]

I, Joseph C. Tsai, am the Chief Financial Officer of Alibaba Group Holding Limited, a Cayman Islands company (the “Company”). The Company is a party to that certain Share Repurchase and Preference Share Sale Agreement (as amended, modified or supplemented from time to time in accordance with its terms, the “Agreement”), by and among the Company, Yahoo! Hong Kong Holdings Limited, a Hong Kong corporation (“YHK”), and Yahoo! Inc., a Delaware corporation (together with YHK, “Yahoo”), dated as of May 20, 2012. Capitalized terms used but not otherwise defined in this Financing Certificate have the meanings assigned to such terms in the Agreement.

Pursuant to Section 4.6 of the Agreement, on behalf of the Company, I hereby certify to Yahoo, in my capacity as an officer of the Company and not in an individual capacity, to the best of my knowledge and belief that, as of the date hereof, and, subject to any subsequently delivered Financing Certificate, as of the Initial Repurchase Closing Date:

1.	The expected Cash Financing Amount is US$ .

2.	The number of Repurchased Shares is .

3.	The Repurchase Price is US$13.5414.

4.	The aggregate number of Shares sold in the Qualified Resale is .

5.	The per share price at which Purchaser sold Shares in the Qualified Resale is US$15.50.

6.	The following terms have the following values:

Term	Value

Qualified Resale Amount	US$

Additional Share Percentage

Minimum Repurchase Amount	US$

Minimum Repurchased Shares		261,500,000

Additional Repurchased Shares

Total Repurchased Shares

Adjustment Amount	US$

Preference Share Value	US$

Aggregate Purchase Consideration	US$

7.	The following terms have the following values:

Term	Value

Repurchase Price	US$	13.5414

Resale Per Share Price	US$

Applicable Discount	US$

Attributable Number of Shares sold by Purchaser as part of the financing of the Initial Repurchase

Qualified Resale Deemed Number of Shares

2

I hereby certify, in my capacity as an officer of the Company, that to the best of my knowledge and belief each of the values and calculations set forth above is accurate and determined in accordance with the terms of the Agreement.

[Signature Page Follows]

3

IN WITNESS HEREOF, I have executed this certificate as of the date first written above.

By:
Name: Joseph C. Tsai
Title: Chief Financial Officer
Alibaba Group Holding Limited

[Signature page to Financing Certificate]